Exhibit 5.1

30 St Mary Axe London, EC3A 8AF United Kingdom Telephone: +44 20 7469 2000 www.kirkland.com	Facsimile: +44 20 7469 2001

To: Polestar	Automotive Holding UK Limited

Assar Gabrielssons Väg 9

405 31 Göteborg, Sweden

(the “Addressee”)

25 March 2022

Dear Sirs,

Polestar Automotive Holding Limited—Registration Statement

We are issuing this opinion in our capacity as English law counsel to Polestar Automotive Holding UK Limited, a limited company incorporated under the laws of England and Wales (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), on a Registration Statement on Form F-4 (Registration No. 333-260992) originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on November 12, 2021 (the “Registration Statement”) of, among other securities:

•	98,466,127 class A ordinary shares of the Company of nominal value US$0.01 each (each, a “Class A Share”), with each such Class A Share to be represented by an American depositary share;

•

25,000,000 Class A Shares to be represented by American depositary shares and to be issued upon either (i) the conversion or redemption of the class C ordinary shares of the Company of nominal value $0.10 each (each a “Class C Share”) or (ii) the exercise or redemption of the warrants of the Company (each a “Warrant”) (each such Class A Share, a “Converted Class A Share”), with each Class C Share and Warrant to be represented by an American depositary share or American depositary warrant, respectively; and

•	25,000,000 Class C Shares.

The Company will be re-registered as a public limited company under the laws of England and Wales with the name Polestar Automotive Holding UK PLC prior to completion of the business combination to be implemented pursuant to the the Business Combination Agreement, dated September 27, 2021, by and between Gores Guggenheim, Inc., a Delaware corporation (“GGI”), Polestar Automotive Holding Limited, a Hong Kong incorporated company, Polestar Automotive (Singapore) Pte. Ltd., a private company limited by shares in Singapore, Polestar Holding AB, Inc., a private limited liability company incorporated under the laws of Sweden, the Company and PAH UK Merger Sub Inc., a Delaware corporation, filed as Exhibit 2.1 to the Registration Statement (as amended, supplemented, or otherwise modified through the date hereof, the “Business Combination Agreement”).

KIRKLAND & ELLIS INTERNATIONAL LLP IS A MULTINATIONAL PRACTICE, THE PARTNERS OF WHICH ARE SOLICITORS OR REGISTERED FOREIGN

LAWYERS (ADMITTED IN THE U.S. AND OTHER JURISDICTIONS), AND IS AUTHORIZED AND REGULATED BY THE SOLICITORS REGULATION

AUTHORITY (SRA NUMBER 349107). A LIST OF THE PARTNERS, GIVING EACH PARTNER’S PROFESSIONAL QUALIFICATION

AND JURISDICTION OF QUALIFICATION IS OPEN TO INSPECTION AT THE ADDRESS ABOVE.

ASSOCIATED OFFICES

Austin Bay Area Beijing Boston Brussels Chicago Dallas Hong Kong Houston Los Angeles Munich New York Paris Shanghai Washington, D.C.

Prior to completion under the Business Combination Agreement, the holders of warrants issued by GGI will elect whether they wish to receive (i) Class C Shares or (ii) Warrants, in either case in exchange for the warrants held by them.

1	Scope and purpose

1.1	This letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

1.2

This letter is limited to English law in force at the date of this letter as currently applied and interpreted by the English courts. You should read references to “English law” and to the “laws of England” accordingly.

1.3

This letter, each opinion expressed in it (each an “opinion statement”) and any non-contractual obligations arising out of or in connection with it (and/or any opinion statement) is governed by and construed in accordance with English law.

1.4

We have not investigated the laws of any country or jurisdiction other than England (or, as regards taxation matters, United Kingdom law) (a “foreign jurisdiction”). We assume that no law or regulation of a foreign jurisdiction (a “foreign law”) affects any of the opinion statements. We make no opinion statement in relation to any foreign law (including to the extent it may affect matters of English law) or the application or interpretation of English law or any foreign law by any court of a foreign jurisdiction (a “foreign court”). We make no opinion statement in relation to the enforceability of any judgement of a foreign court. In relation to any agreement governed by a foreign law referred to in this letter, to the extent relevant to any of our opinion statements, we assume that words and phrases in that agreement have the same meaning they would have if the agreement was governed by English law.

1.5

This letter only applies to those facts and circumstances which exist at the date of this letter. You expressly agree and acknowledge that we do not have and do not assume any obligation to provide you with any opinion or advice, or to update this letter in any respect, after the date of this letter.

1.6

The opinion statements are based on the documents and records that we have examined (each as described in this letter) and are subject to the assumptions set out in Schedule 1 (Assumptions), the qualifications and reservations set out in Schedule 2 (Qualifications) and to any matters not disclosed to us. Each opinion statement is strictly limited to the matters stated below and does not extend, by implication or otherwise, to any other matters. Each provision in this letter which has the effect of limiting an opinion statement is independent of any other such provision and is not to be read or implied as restricted by it.

2	Defined terms and headings

2.1	In this letter:

(a)	“Companies Act” means the UK Companies Act 2006;

(b)	“Search” means a Company Search or a Winding-Up Enquiry;

(c)	“Transaction Documents” means the Warrant Agreement, the Warrant Certificate and the Warrant Amendment Agreement;

(d)	“Transaction Party” means any party to a Transaction Document that is not the Company;

(e)

“Warrant Agreement” means the warrant agreement dated 22 March 2021 by and between GGI, Computershare Inc., a Delaware corporation, and Computershare Trust Company, N.A., a federally chartered trust company;

(f)	“Warrant Certificate” means the warrant certificate constituting the Warrants; and

(g)	“Warrant Amendment Agreement” means the form of warrant assignment, assumption and amendment agreement appended to the Registration Statement as Exhibit 4.12 and which modifies the Warrant Agreement.

2.2

The headings in this letter do not affect its interpretation. In particular, headings are included in Schedule 1 (Assumptions) and Schedule 2 (Qualifications) for convenience only and should not be read or construed as limiting the applicability of the assumptions, qualifications or reservations set out in those schedules to a particular opinion statement unless expressly noted therein.

3	Legal review

3.1	For the purposes of issuing this letter, we have reviewed the following documents:

(a)	a signed PDF copy of the Business Combination Agreement;

(b)	a signed PDF copy of the Warrant Agreement;

(c)	a PDF copy of the Warrant Certificate;

(d)	a PDF copy of the Warrant Amendment Agreement;

(e)

a PDF copy of the certificate of incorporation of the Company (and any certificate of incorporation on change of its name) and its articles of association (and, if applicable, its memorandum of incorporation) and the new articles of association to be adopted by the Company;

(f)

draft minutes of a meeting of the Company’s directors to be held to resolve, inter alia, to re-register the Company as a public limited company and to provisionally allot the Class A Shares, the Class C Shares, the Warrants and the Converted Class A Shares (the “Board Approval”);

(g)

adraft written resolutions of the of the Company’s member(s) to be executed to approve, inter alia, the re-registration of the Company as a public limited company and to authorise the directors of the Company to allot the Class A Shares, the Class C Shares, the Warrants and the Converted Class A Shares (as may be required) (the “Member Approval” and together with the Board Approval, the “Corporate Approvals”);

(h)	a draft report to be issued by KPMG LLP issued pursuant to section 593(1) of the Companies Act and relating to the Class C Shares; and

(i)	a PDF copy of the Registration Statement.

3.2

We have also reviewed the results of searches made by CRO Info on March 25, 2022, in respect of the Company at (i) the Central Registry of Winding-up Petitions at the Insolvency and Companies List (formerly known as the Companies Court) in London, (ii) the Gazette, and (iii) Companies House (each a “Winding-Up Enquiry”).

3.3

We have not reviewed or examined any other document or record, or made any other enquiry, in connection with the giving of this letter. We have assumed that the documents described in this paragraph 3 are in full force and effect without any amendment (however described) and contain all the relevant information which is material for the purposes of the opinion statements and that there is no other document, agreement, instrument, undertaking, obligation, representation or warranty (oral or written) and no other arrangement (whether legally binding or not) made by or between all or any of the Transaction Parties or any other matter which renders such information inaccurate, incomplete or misleading or which affects the conclusions stated in this letter.

4	Opinion statements

4.1

Power: Subject to the Corporate Approvals having been duly passed, the Company has the power to enter into and deliver the Warrant Amendment Agreement and the Warrant Certificate, to perform its obligations and exercise its rights under such documents, and to allot, issue and deliver the Class A Shares, the Converted Class A Shares, the Class C Shares or the Warrants, as contemplated by the Registration Statement.

4.2

Corporate authorisation: Subject to the Corporate Approvals having been duly passed, the Company has taken all necessary corporate action (i) to authorise the entry into, the delivery of and the performance of its obligations, and the exercise of its rights, under the Warrant Amendment Agreement and the Warrant Certificate, and (ii) to allot, issue and deliver the Class A Shares, the Converted Class A Shares, the Class C Shares or the Warrants, as contemplated by the Registration Statement.

4.3	Validity of allotment of Shares: Subject to the following:

(a)	the Registration Statement becoming effective under the Securities Act;

(b)	the Corporate Approvals having been duly passed;

(c)	valid entries having been made in relation to the issue of the Class A Shares, the Class C Shares and the Warrants in the books and registers of the Company; and

(d)	the number of Class A Shares, Converted Class A shares, Class C shares or Warrants to be allotted and issued not being greater than the number approved in the Corporate Approvals;

it is our opinion that the Class A Shares, Converted Class A Shares and Class C Shares, if and when allotted and issued, registered in the name of the depositary in the register of members of the Company and delivered as described in the Registration Statement, will be duly and validly authorised and issued, fully paid or credited as fully paid (subject to receipt of valid consideration by the Company for the issue thereof as contemplated by the Registration Statement) and will not be subject to any call for payment of further capital.

5	Disclosure

5.1

This letter is addressed to you solely for your benefit in connection with the Registration Statement. We consent to the filing of this letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

5.2

This letter may not be relied upon by you for any other purpose and, other than as set out above, may not be furnished to, or assigned to, or relied upon by, any other person, firm or entity for any purpose, without our prior written consent, which may be granted or withheld in our discretion.

Yours faithfully,
/s/ Kirkland & Ellis International LLP

SCHEDULE 1

ASSUMPTIONS

Status

1

That no Transaction Party has not taken any corporate or other action nor have any steps been taken or legal proceedings been started against it for its administration, liquidation, winding-up, dissolution, reorganisation or bankruptcy or for the appointment of a liquidator, receiver, trustee, administrator, administrative receiver or similar officer in respect of it or all or any part of its undertaking, property or assets a

2

That nothing has occurred in relation to a Transaction Party which corresponds to the matters described in paragraph 1 above in any jurisdiction in which it is incorporated or formed or in any jurisdiction to which it or any of its assets is subject.

Capacity, power and authority

3	That each Transaction Party:

(a)	is duly incorporated or organised, validly existing and in good standing (where the concept is legally relevant) under the laws of its jurisdiction of incorporation;

(b)	has the capacity, power and authority to enter into, deliver and perform the terms of each of the Transaction Documents to which it is a party;

(c)	has taken all necessary action to authorise its entry into, delivery and performance of the Transaction Documents to which it is a party; and

(d)	has duly executed each Transaction Document to which it is a party.

4	That each person who signed or will sign the Transaction Documents was or is the person authorised to do so by appropriate corporate action.

5

That the entry into the Warrant Amendment Agreement and the Warrant Certificate, and the issue of Class A Shares, Converted Class A Shares, Class C Shares or the Warrants, as contemplated by the Registration Statement, is in the best interests of and will promote the success of the Company.

6

That neither the Company nor Transaction Party had actual, constructive or implied notice of any prohibition or restriction on the Company or any other Transaction Party entering into (or authorising the entry into of) the Transaction Documents or performing its obligations thereunder (nor did any such party deliberately refrain from making enquiries in circumstances where it had any suspicion of such matters).

Documents

7

That all signatures, stamps, seals and markings on all documents submitted to us are genuine and were applied to a complete and final version of the relevant document, that those documents are authentic and complete and remain accurate and up-to-date at the date of this letter, that all signatures which purport to have been attested were made in the presence of the purported witness and that all factual statements contained in those documents (including any factual matter represented by a party to a document) are correct, complete and fair.

8

That each document submitted to us as a certified, electronic, photostatic or facsimile copy conforms to the original of that document and the same assumptions made in the previous paragraph are correct in respect of the original.

Other assumptions

9

The absence of bad faith, fraud, coercion, duress, misrepresentation, mistake of fact or law and undue influence on the part of the Company or any Transaction Party and its respective directors, employees, officers, agents and advisors, that neither the Company nor any Transaction Party held a belief that each Transaction Document was fundamentally different in substance or in kind from what it actually was, that the Transaction Documents have not been entered into in connection with money laundering or any other unlawful activity, that there has been no breach of, or default under, the Transaction Documents and that each Transaction Document has been entered into, and will be carried out, by each Transaction Party thereto in good faith, for bona fide commercial reasons, for the benefit of each of them respectively and on arm’s length commercial terms.

10

That no proceedings have been instituted or injunction granted against any Transaction Party to refrain it from enforcing any of its rights or from performing any of its obligations under the Transaction Documents to which it is a party.

SCHEDULE 2

QUALIFICATIONS

General qualifications

1	No opinion statement is expressed as to matters of fact.

2

We are not making any opinion statement as to any taxation matters or consequences which will or may arise as a result of any transaction effected as contemplated by the Registration Statement or the rights or remedies of any taxation authority in respect of non-payment of taxes or the failure to comply with applicable laws and regulations relating to taxation. For these purposes “taxation” and “taxes” shall be deemed to include stamp duties, stamp duty reserve tax and value added tax (or similar indirect taxes).